SPECIMEN COMMON STOCK CERTIFICATE

Sierra International Network Inc.

CERTIFICATE NO.
SIN-0001

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

NUMBER OF SHARES

SIERRA INTERNATIONAL NETWORK INC.

SPECIMEN COMMON STOCK CERTIFICATE

Common Stock · Par Value $0.001 Per Share · Authorized 500,000,000 Shares

THIS CERTIFICES THAT

(Name of Registered Holder)

is the registered holder of fully paid and non-assessable shares of the Common Stock of **Sierra International Network Inc.**, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The rights, preferences, privileges and restrictions of the shares represented hereby are subject to and qualified by the Articles of Incorporation, Bylaws, and applicable laws of the State of California.

Emil Hakim, Chief Executive Officer
SIERRA INTERNATIONAL NETWORK INC.

CORPORATE
EST

Secretary
TRANSFER AGENT & REGISTRAR

SPECIMEN — FOR EXHIBIT PURPOSES ONLY — NOT VALID UN... LETED, ISSUED AND COUNTERSIGNED BY TRANSFER AGENT

Colonial Stock Transfer Company, Inc. · 66 Exchange Place, Salt Lake City, UT 84111 · Tel: (801) 355-5740